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                                                          Exhibit 10.32

                               LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is made and entered into this 8th day of May, 1996, by and between ACT NETWORKS, INC., a Delaware corporation with its headquarters located at 188 Camino Ruiz, Camarillo, California (hereinafter referred to as "ACT") and SKYDATA, INC., a Florida corporation with its headquarters located at 7780 Technology Drive, West Melbourne, Florida 32904 (hereinafter referred to as "SKYDATA"). SKYDATA and ACT are collectively referred to as the "Parties."

         WHEREAS, SKYDATA owns all rights, titles and interest to that certain United States Patent Number 5,434,850; Frame Relay Protocol based Multiplex Switching Scheme for satellites (the "Patent"); and

         WHEREAS, SKYDATA is in the business of developing, supplying, installing, and servicing products for the satellite communications industry; and

         WHEREAS, SKYDATA, by and through its employees, has developed new and useful technology and devices for use in earth station as part of a satellite communications network; and

         WHEREAS, the Patent is an important and valuable asset of SKYDATA; and

         WHEREAS, SKYDATA is currently engaged in litigation for patent infringement against ORION Network Systems, Inc., International Private Satellite Partners, L.P., and Orion Satellite Corporation (collectively referred to as "ORION") for alleged infringement of the Patent; and

         WHEREAS, SKYDATA is willing to license ACT for compensation that SKYDATA believes is substantially lower than what would be a reasonable compensation if SKYDATA were not experiencing pressing financial conditions resulting from the infringement litigation and the failure of ORION to purchase its patented equipment from SKYDATA; and

         WHEREAS, ACT is willing to become licensed at the royalty rate set forth herein; therefore

         NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be bound, hereby agree as follows:
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         1.       DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings hereinafter set forth:

                  (a) "Net Revenue" shall mean revenue of ACT or entities owned by ACT (a "Subsidiary") from the sale of Products by ACT or an entity owned by ACT, but not including any freight, delivery, insurance, handling, customs duties or other duties, taxes (including value added taxes), imposts, transfer prices between entities owned by ACT or similar fees.

                  (b) "Patent" shall mean U.S. Patent 5,434,850, as well as any and all continuations, continuations-in-part, divisionals, reexaminations, reissues, and any and all extensions or improvements thereof, and any and all other patents incorporating in whole or in part the disclosure thereof, and any and all patents, utility models, inventor's certificates, or similar documents, applied for or issued in any jurisdiction anywhere in the world relating to the foregoing.

                  (c) A "Product" shall mean one or more chassis incorporating a frame relay protocol switch which, at the time sold by ACT, includes one or more modulator cards and demodulator cards, and which is sold for incorporation in an earth station of a satellite based communications system (e.g., the Skyframe SF-800 and SF-400); provided, however, a product shall not be a Product unless the sale of the product at the location of its sale would, except for this license, infringe at least one claim of the Patent according to the law of the jurisdiction where the product is sold. For purposes of calculating Net Revenues, the term Products shall also include other products sold by ACT which are not manufactured by or on behalf of ACT which ACT knows will be used in an earth station in conjunction with the Products.

         2.       GRANT OF LICENSE.

                  (a) SKYDATA grants to ACT a nonexclusive license under all claims of the Patent to make, have made, use, sell, offer to sell, import and have imported, the claimed invention, and to do, authorize, or cause any and all other acts or omissions which would, except for this license, be regarded as infringing the Patent under the law of any jurisdiction anywhere in the world. SKYDATA acknowledges that this license includes, without limitation, the right to fully commercialize a system that will incorporate products other than the Products, and that ACT has the right to sublicense the Patent to distributors and users of the Products to the extent appropriate to enable them, without liability to SKYDATA, to build, integrate, commercialize and use systems which incorporate one or more Products. It is understood that the right to sublicense only applies to distributors and users of the Products, and does not give ACT the right to sublicense a third party to commercialize a system unless Products are incorporated in the system. The license granted hereunder shall inure to the benefit of ACT and its Subsidiaries.

                  (b) Subject to ACT performing its obligations hereunder, SKYDATA covenants not to sue ACT, and waives all damages for, any and all acts or omissions up to the

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date of execution of this License, for which ACT would otherwise have liability by reason of the existence of the Patent.

         3.       MARKING.

                  Each chassis constituting a Product will be labeled prior to shipment by ACT with a label , the size, placement and contents of which shall be reasonably acceptable to both ACT and SKYDATA. ACT will be liable for any damages to SKYDATA resulting from its failure to affix the label prior to shipment.

         4. COMPENSATION. In consideration of the license granted by SKYDATA to ACT, ACT shall pay as compensation to SKYDATA upon such terms and in such amounts as follows:

                  (a) ACT shall pay on or before May 13, 1996, the nonrefundable sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00); and

                  (b) Within 45 days of the end of each calendar quarter, ACT shall pay SKYDATA five percent (5%) of Net Revenue for that calendar quarter, less credits due to Products returned to ACT. At that time, ACT shall provide SKYDATA with a written statement specifying the total number of Products sold during that calendar quarter and the total amount of Net Revenues therefor.

                  (c) ACT shall keep such records and books of account of all Products sold by ACT and its Subsidiaries, as may be necessary for SKYDATA to determine whether royalties are due for such Products, and to determine the amount of such royalties due. Such records and books of account shall be open to inspection, not more often than once per twelve (12) months, during ACT's normal business hours by an independent accountant or accountants of national reputation selected by SKYDATA and not objected to by ACT (which objection shall not be unreasonably made), to the extent necessary to verify the correctness of the reports and the royalty payments provided for herein. Such accountants shall, as a precondition to such inspection, agree in writing to hold such information in confidence except as necessary to carry out the provisions of this License Agreement. In any event, no customer names or other customer identification shall be provided to SKYDATA except for serial numbers of Products and the Net Revenues associated therewith. Any such audit shall be at SKYDATA's expense; provided, however, that if such audit reveals an underpayment of royalties for any particular quarter of five percent (5%) or more of the amount actually due for that quarter, ACT shall bear all reasonable expenses of the audit. ACT and SKYDATA agree to resolve in good faith and on a timely basis any dispute or discrepancy in such accounting. Any such underpayment shall not be a material breach if paid to SKYDATA within fifteen (15) days of ACT's receipt of the independent accountant or accountants' written report or if contested in good faith.

                  (d) All compensation due hereunder shall be paid and computed in U.S. Dollars.


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         5.       WARRANTIES AND REPRESENTATIONS.

                  (a)      ACT represents and warrants as follows:

                           (1)      The execution and delivery by ACT of this
Agreement and the performance by ACT of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended, or any provision of any indenture, agreement or other instrument to which ACT is a party.

                           (2)      This Agreement has been duly executed and
delivered by ACT and constitutes a legal, valid and binding obligation of ACT.

                  (b)      SKYDATA represents and warrants as follows:

                           (1)      The execution and delivery by SKYDATA of
this License Agreement and the performance by SKYDATA of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Company as amended, or the Bylaws of SKYDATA, Inc., as amended, or any provision of any indenture, agreement or other instrument to which SKYDATA is a party. SKYDATA has full right, title and interest to grant the license hereunder.

                           (2)      This Agreement has been duly executed and
delivered by SKYDATA and constitutes a legal, valid and binding obligation of the Company.

                           (3)      If SKYDATA is, or becomes party to, any
agreement or arrangement which results in any person or entity (except Samsung and Matra Marconi and their wholly-owned affiliates) with a royalty rate less than that provided for in Section 4(b), ACT shall be notified in writing within thirty (30) days thereof and shall be entitled to the more favorable royalty rate effective as of the date that the more favorable rate is provided to such person or equity or, if later, effective as of the third anniversary of this Agreement.

                           (4)      SKYDATA shall keep such records and books of
account as may be necessary for ACT to determine whether SKYDATA is in compliance with the preceding paragraph. Such records and books of account shall be open to inspection, not more often than once per twelve (12) months, during SKYDATA's normal business hours by an independent accountant or accountants of national reputation selected by ACT and not objected to by SKYDATA (which objection shall not be unreasonably made), to the extent necessary to verify that. Such accountants shall, as a precondition to such inspection, agree in writing to hold such information in confidence except as necessary to carry out the provisions of the preceding paragraph. In any event, no customer names or other customer identification shall be provided to ACT. Any such audit shall be at ACT's expense; provided, however, that if such audit reveals an overpayment of royalties for any particular quarter of five percent (5%) or more of the amount actually due for that quarter, SKYDATA shall bear all reasonable expenses of the

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audit. SKYDATA and ACT agree to resolve in good faith and on a timely basis any dispute or discrepancy in such accounting. Any such overpayment shall not be a material breach if refunded to ACT within fifteen (15) days of SKYDATA's receipt of the independent accountant or accountants' written report or if contested in good faith.

         6. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed to (i) make either party or any employee of such party the employee, joint venturer or partner of the other party; or (ii) provide either party or any employee of such party with the power or authority to act on behalf of the other party or to bind the other party to any contract, agreement or arrangement with any other person, except to the extent specifically provided herein.

         7.       DURATION AND TERMINATION.

                  (a) Unless otherwise terminated as provided herein, this Agreement and the licenses granted hereunder as well as the obligation to pay royalties shall continue in full force and effect for three (3) years from the date of execution of this Agreement.

                  (b) ACT shall have the option to extend this Agreement beyond the initial three (3) year period for the duration of the Patent upon written notice to SKYDATA. In the event ACT exercises this option, royalties due under Section 5(b) shall continue to be five percent (5%) of Net Revenues after the initial three (3) year period, subject to Section 5(b)(3).

                  (c) ACT's royalty obligations shall terminate in each country upon expiration of the last said Patent to expire in that respective country.

                  (d) This Agreement may be terminated by ACT upon entry or publication of a final holding of a court, arbitrator, administrative entity, or other tribunal of competent jurisdiction (although a court shall be considered to be the only competent jurisdiction in the United States), that all claims of the Patent are invalid or unenforceable, which holding shall have become final and not appealable, such termination to occur separately in each country for which said Patent is held to be invalid or unenforceable. In the event that there are multiple Patents in a country, this Agreement shall terminate upon a holding that all claims of each of said multiple Patents are invalid and unenforceable.

                  (e) ACT shall have the option to terminate this License Agreement for its convenience upon written notice to SKYDATA.

                  (f) (1) SKYDATA shall have the right to terminate this License Agreement by giving written notice of termination to ACT in the event of any one of the following events, such termination being effective upon receipt of such notice or ten (10) days after such notice is mailed, whichever is earlier;

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                                    (A)      liquidation of ACT;

                                    (B)      except as otherwise set forth
herein, failure of ACT to materially meet its obligations hereunder subsequent to thirty (30) days after receipt by ACT of written notice from SKYDATA specifying the obligation(s) not then being met.

                           (2)      In addition to any rights or remedies
hereunder, ACT shall have the right to terminate this Agreement by giving written notice of termination to SKYDATA in the event of any one of the following events, such termination being effective upon receipt of such notice or ten (10) days after such notice is mailed, whichever is earlier;

                                    (A)      liquidation of SKYDATA;

                                    (B)      except as otherwise set forth
herein, failure of SKYDATA to materially meet its obligations hereunder subsequent to thirty (30) days after receipt by SKYDATA of written notice from ACT specifying the obligation(s) not then being met.

                  (g) The waiver of any default under this License Agreement by ACT and/or SKYDATA shall not constitute a waiver of the right to terminate this License Agreement for any subsequent or/like default, and the exercise of the right of termination shall not impose any liability by reason of termination or have the effect of waiving any damages to which a party might otherwise be entitled.

                  (h) Termination of this License Agreement, for any cause whatsoever, shall in no manner interfere with, affect or prevent the collection by SKYDATA of any and all sums of compensation due under this License Agreement through the date of termination. Upon termination of this Agreement for any reason, payments required by Paragraph 4, but not yet due, shall remain payable pursuant to the terms herein. Upon termination of this Agreement for any reason,
(i) the obligation of ACT to pay for royalties accrued as of the date of expiration hereof shall survive, (ii) ACT shall have the option to declare Products then held in stock, or in process of manufacture, to have been sold at the time of the termination, and (iii) all Products for which royalty has been paid shall be deemed licensed and shall be deemed sublicensed to all eventual customers of said Products.

         8.       PROTECTION OF RIGHTS; INDEMNIFICATIONS.

                  (a) ACT shall promptly notify SKYDATA in writing of any infringements or suspected infringements by third parties of the Patent which may come to ACT's attention and of which SKYDATA does not already have notice.

                  (b) (1) SKYDATA agrees to indemnify, defend, and hold ACT harmless against and in respect of any claims, demands, losses, costs, expenses, obligations, fines, penalties, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that ACT incurs or suffers, which arises from any breach of, or

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failure by SKYDATA to perform any of its representations, warranties, covenants or agreements in, this License Agreement.

                           (2)      ACT agrees to indemnify, defend, and hold
SKYDATA harmless against and in respect of any claims, demands, losses, costs, expenses, obligations, fines, penalties, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that SKYDATA incurs or suffers, which arises from any breach of, or failure by ACT to perform any of its representations, warranties, covenants or agreements in, this License Agreement.

                  (c) Notwithstanding anything contained herein to the contrary, no breach or alleged breach of any terms herein, or any termination hereof, shall affect the licenses granted hereunder and products and systems sold prior to the date of such termination.

         9.       NOTICES.

                  (a) All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to or made upon the respective parties hereto in writing and may be personally served or sent by facsimile (with confirmation by mail), or by next-day mail service, private or governmental service, with written receipt evidencing delivery as follows:

                           (1)      If to ACT, ACT Networks, Inc. 188 Camino
Ruiz, Camarillo, California, and to Frederic A. Randall, Jr., Esquire, 4675 MacArthur Court, Suite 1000, Newport Beach, California 92660, Fax No. (714) 752-7535; and

                           (2)      If to SKYDATA, SKYDATA, Inc., Attention:
John Todd, President, 7780 Technology Drive, West Melbourne, Florida 32904, Fax No. (407) 729-8475, and to James M. O'Brien, Esquire, 1686 West Hibiscus Blvd., Melbourne, Florida 32901, Fax No. (407) 728-0002; or in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

                  (b) All notices requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, shall be deemed to have been given as follows: for mail, private or governmental, when deposited postage prepaid, addressed as specified in the preceding paragraph; for facsimile, on the second business day after transmission thereof on a facsimile machine to the proper facsimile number; or if personally served, the date when served.

         10. BENEFITS. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto, their subsidiaries and their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this License Agreement; specifically, and without limitation, no rights as third party beneficiary or

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otherwise shall accrue by reason of this Agreement except for the rights of
ACT's sublicensees as provided in Section 2.

         11. FUTURE ACTS. The Parties hereto agree to perform all future acts and execute any and all documents reasonably necessary to fulfill the performance and intent of this Agreement.

         12. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and performance of this License Agreement.

         13. ASSIGNMENT. No assignment or transfer of this License Agreement or any part thereof shall be valid without written consent of both Parties, said consent may not be unreasonably withheld; provided, however, no consent of the other Party shall be required to assign or transfer this License Agreement to a third party who is the successor to all or substantially all of the business to which this License Agreement relates.

         14. PARTIES IN INTEREST. All representations, covenants and agreements contained in this License Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

         15. GOVERNING LAW; VENUE. The Parties agree to be governed by and interpreted according to the substantive laws of the State of Florida and the United States Federal laws and regulations, and this provision shall not be changed due to any conflicts of law. Further, the Parties hereby agree to the personal jurisdiction and venue in the courts of the County of Brevard, Florida and the United States District Court for the Middle District of Florida.

         16. COUNTERPARTS. This License Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become a binding Agreement when one or more counterparts have been signed by each party and delivered to the other party.

         17. SEVERABILITY. If any provision of this License Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         18. TITLES AND SUBTITLES. The titles and subtitles used in this License Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         19.      MISCELLANEOUS.

                  (a) No modification of this Agreement or waiver of the terms and conditions thereof shall be binding upon the Parties unless in writing signed by the Parties. No

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waiver by either party of any breach of any of the terms or conditions contained herein shall be construed as a waiver of any succeeding breach of the same or any other term or condition.

                  (b) If any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or non-performance in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recovery of reasonable attorneys' fees and costs incurred in that action or proceeding, including those on appeal. This right shall be in addition, and not by way of limitation, to any other remedy at law or in equity.

         20. ENTIRE AGREEMENT. This Agreement, Paragraphs 1 through 21 including the Schedules hereto, constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof.

         21. ARBITRATION. The parties hereby waive all right to proceed in court for any disputes arising solely with respect to the amount of royalties payable under this Agreement, which may include disputes such as the amount of Products sold, but which will not include disputes regarding the validity of the Patent. The parties agree to submit such disputes to one or more arbitrators selected and proceeding according to the rules of the American Arbitration Association, or other mutually agreed rules. The arbitrators shall be skilled in patent law and in engineering, shall render a written opinion within ninety (90) days of hearing on the matter, and their award shall be limited to contract rights under this Agreement.

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            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed this day and year first written.

                               ACT NETWORKS, INC.


                               By:  ___________________________
                                    ______________________(Name)
                                    ______________________(Title)

ATTEST:

                                              "ACT"

___________________________
______________________(Name)
______________________(Title)



                                    SKYDATA, INC.

                               By:  ___________________________
                                    ______________________(Name)
                                    ______________________(Title)

ATTEST:

                                                            "SKYDATA"

___________________________
______________________(Name)
______________________(Title)



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